UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2005
ORBIMAGE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50933	20-2759725

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
21700 Atlantic Boulevard
Dulles, VA 20166

(Address of Principal Executive Offices)
(703) 480-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01 Entry into a Material Agreement
On September 15, 2005, ORBIMAGE Inc. and ORBIMAGE Holdings Inc. entered into a definitive asset purchase agreement to acquire the operating assets of Space Imaging LLC. The total consideration to be paid for the assets is approximately $58.5 million, subject to certain adjustments to be made at closing.
The foregoing description of the transaction is qualified by reference to the copy of the asset purchase agreement described above, filed as Exhibit 1.01 hereof, and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
On September 16, 2005, ORBIMAGE Holdings Inc. announced via press release its entrance into a definitive asset purchase agreement to acquire the assets of Space Imaging LLC. A copy of ORBIMAGE’s press release is attached hereto as Exhibit 99.1. This Form 8-K, the information contained herein, and the attached exhibit are furnished under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference to any filing of ORBIMAGE Holdings Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

1.01	Asset Purchase Agreement, dated September 15, 2005 among ORBIMAGE Inc., ORBIMAGE Holdings Inc. and Space Imaging, LLC (Exhibits and Schedules omitted, but available upon request by the Securities and Exchange Commission)
99.1	Press Release, dated September 16, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2005	ORBIMAGE HOLDINGS INC.
	By:	/s/ William L. Warren
William L. Warren
Vice President, General Counsel & Secretary